To the Board of Directors

IMA Tech

We hereby consent to the use in the foregoing Registration Statement on Form S-1/A4 our report dated July 17, 2023, and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

December 4, 2023